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                                                                  EXHIBIT 10.141


                        LICENSE AND CONSULTANT AGREEMENT


                  THIS LICENSE AND CONSULTANT AGREEMENT ("Agreement") is made and entered into as of the 25th day of January 1991, by and between THE NAIL CONSULTANTS, LTD., an Arizona corporation ("Licensor"), and COSMAR CORPORATION, a California corporation ("Cosmar").


                                    RECITALS

                  A. Renee Resler (formerly known as Renee Weisberg), together with Lawrence J. Krebaum, are the inventors of certain compositions and a process for applying a protective covering and extensions to fingernails, which inventions are the subject of United States Patent Numbers 4,626,428 and 4,669,491 ("Patents"). Mr. Krebaum assigned all of his right, title and interest in and to the Patents to Ms. Resler by an Assignment dated February 15, 1985, a true and complete copy of which has previously been delivered to Cosmar. Resler has granted an exclusive license with respect to the Patents to Licensor pursuant to a License Agreement dated June 26, 1957, a true and complete copy of which has previously been delivered to Cosmar. Said license agreement grants Licensor the right to grant sublicenses under the Patents.

                  B. Cosmar is engaged in the design, development, manufacture and sale worldwide of artificial fingernail products under various registered trademarks, including "Press & Go", "Sculpture Quick", and "Quick Fit", as well as under numerous private label brands. Cosmar presently markets and sells its own proprietary acrylic nail kit under the registered trademark "Sculpture Quick", and would like to incorporate and use certain procedures and compositions claimed in the Patents, without further mixing or other modification by Cosmar, in a new product kit to be packaged and marketed by Cosmar under its own name.

                  C. Subject to the terms and conditions of this Agreement, Cosmar desires to acquire the exclusive, worldwide right and license to use and package, and to sell and have sold to the Licensed Markets (as hereinafter defined), the compositions and process claimed in the Patents, referred to separately as the "Licensed Products" and "Patented Process" respectively, and collectively as "Licensed Property," and to obtain Licensor's know-how and assistance with respect to packaging, storing and marketing same.

                                    AGREEMENT

                  In consideration of the foregoing and of the mutual covenants, conditions and agreements hereinafter contained, the parities hereto agree as follows:

                  1.       Certain Definitions.

                  Except as otherwise expressly provided or unless the context otherwise requires, the definitions of the terms set forth below shall be applicable when any such term is used in this Agreement.

                           1.1 "Licensed Markets" shall mean mass merchandisers
(including, without limitation, K-Mart, Walmart and Target Stores); grocery and discount-grocery stores and chains; drug and discount-drug stores and chains; perfumery stores in Europe; subject to the reservation of rights in Licensor set forth in Section 2.3, department and discount-department stores and chains; government "PX" stores, any combination of the foregoing; and any rack jobbers or distributors who sell to the foregoing.

                           1.2 "Net Sale Price" shall mean the greater of (a)
Cosmar's total charges billed to a customer for Licensed Product defined in
Section 4.1 or product incorporating Licensed Product, as invoiced consistent with Cosmar's standard pricing and billing practices; or (b) 45% of Cosmar's and its affiliates' suggested retail price for Licensed Product sold domestically and 35% of Cosmar's and its affiliates' suggested retail price for Licensed Product sold internationally, as the case may be. In no event shall the "Net Sales Price" be less than $3.96 on domestic sales and $2.45 on international sales. Licensed Product or product incorporating Licensed Product returned by and credited by Cosmar to the account of a customer shall reduce "Net Sale Price" by the same amount of the "Net Sale Price" of such Licensed Product determined in accordance with the preceding sentence.

                           1.3 "Product Royalty" shall have the meaning set
forth in Section 5.1.

                           1.4 "Royalty Year" shall mean a twelve (12) month
period starting on June 1 and ending on May 31 of the following year, with the first Royalty Year commencing on June 1, 1991.

                  2.       Grant of Exclusive License.

                           2.1 Subject to the terms and conditions set forth
herein, Licensor hereby grants to Licensee the exclusive, worldwide right and license to use and package and have packaged, and to sell and have sold to the Licensed Markets, the Licensed Products, and to use them in accordance with the Patented Process. The right and license granted herein, subject to the terms and conditions expressed herein, are
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understood to extend not only to Cosmar, but to any or all of its related corporations, or organizations, including without limitation, Precision Molded Plastics, Inc., and with respect to Cosmar's customers who, directly or indirectly, purchase Licensed Product from it, the aforesaid right and license to use and sell the same shall extend to such customers, including Cosmar's distributors; provided, however, that fulfillment of all obligations hereunder, including requirements for reports and the payment of royalties, shall be by or through Cosmar. Cosmar will use reasonable efforts to distribute and market its new product kit containing the Licensed Property.

                           2.2 The exclusive right and license herein granted
shall include all inventions, improvements, enhancements and modifications to the Licensed Products and the Patented Process whether any such inventions, improvements, enhancements or modifications are patented or kept as trade secrets, made or conceived during the term of this Agreement, which Licensor owns or controls or hereafter owns or controls, and all patent applications and patents based on or claiming the same which Licensor now owns or controls or hereafter owns or controls ("Improvements"), all of which shall automatically be included within the meaning and scope of the terms "Licensed Property" and "Patents", as used herein.

                           2.3 The exclusive right and license granted hereby is
subject to this express reservation of right in favor of Licensor to make, use, package and sell, directly or indirectly, by licensing or otherwise authorizing a third party to do any of the foregoing, Licensed Property to any department or discount-department store and chain.

                  3.       General Assistance and Consulting.

                  From and after the date hereof, Licensor, at Cosmar's written request from time-to-time, shall, at no cost or expense to itself, use its reasonable best efforts on a timely basis to do reasonable things known or available to it and reasonably necessary or desirable to assist Cosmar in preparing to introduce the Licensed Product and entering into quantity marketing and sale of same, for which services Cosmar agrees to pay monthly at the rate of $80.00 per hour for Resler's time. Without any hourly charge as aforesaid, however, Licensor shall furnish Cosmar with all of Licensor's knowledge concerning shelf-life and storage regarding the Licensed Products, and shall review the consumer instructions for use of the Licensed Property to be developed, written and owned by Cosmar.

                  4.       Supply of Licensed Products.

                           4.1 The Licensed Products comprise the following
three proprietary compositions: 1. an acrylic liquid or brush-on plastic ("Liquid"); 2. an acrylic powder ("Powder"); and 3. a liquid primer or bonder ("Primer"). The Liquid, Powder and Primer are sometimes hereinafter individually or collectively called the "Licensed Product" or the "Licensed Products", as the context may require.
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                           4.2 From and after the date hereof, and upon the
terms and subject to the conditions hereof, any and all of Cosmar's requirements for the Licensed Products shall be supplied solely by Licensor, and Cosmar shall, subject to Section 11.4 hereof, purchase all of its requirements for the Licensed Products from Licensor. Licensor agrees to supply all of Cosmar's requirements with respect to the Licensed Products. Neither Licensor nor any affiliate or associate of Licensor, shall supply, directly or indirectly, the Licensed Products to any person or company other than Cosmar for sale in or to the Licensed Markets. Neither Cosmar nor any affiliate or associate of Cosmar shall sell, directly or indirectly, any other product if such other product infringes upon the Patents. Commencing with its first purchase order, Cosmar shall furnish to Licensor a 90-day forecast of Cosmar's anticipated requirements for Licensed Product, which forecast shall be updated monthly thereafter by Cosmar.

                           4.3 Unless and until increased as provided below, the
purchase prices for the Licensed Products shall be as follows:

                  Product                            Price
                  -------                            -----
                  Powder                    $11.00 per pound
                  Liquid                    $95.00 per gallon
                  Primer                    $80.00 per gallon


The purchase price set forth above are based upon, and all Licensed Products shall be ordered in five (5) gallon container quantities. Commencing on the first anniversary of the first Royalty Year and on each anniversary thereafter, the above purchase prices may be increased upon 90 days' advance written notice from Licensor to Cosmar. The amount of the increase, if any, shall be equal to and based on the greater of (i) Licensor's increased bulk quantity raw material costs, over such costs on the date hereof, for any of the Licensed Products, and
(ii) any increase in the national consumer price index ("CPI") published by the United States Government (or any successor or comparable index), using December 31, 1990 as the reference or base index. Licensor shall furnish to Cosmar, together with any notice of price increases evidence reasonably satisfactory to Cosmar regarding the basis for any price increase and the computation thereof. For any Royalty Year, for example, a price increase for one of the Licensed Products may be based on an increase in raw material costs, whereas a price increase for the second and third Licensed Products may be based on an increase in the CPI.

                           4.4 From time to time during the term of this
Agreement, as Cosmar may require, Cosmar shall place orders for the Licensed Products. Any order placed by telephone shall be confirmed in writing within 48 hours. Upon placement of each effective written order for the Licensed Products, Cosmar shall pay fifty percent (50%) of the total purchase price. Payment shall be made either by bank check or by wire transfer, payable to Licensor. The balance of the purchase price shall be paid within 10 days after Licensor invoices the shipment of Licensed Products ordered.
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                           4.5 The Licensed Products shall be delivered to
Cosmar F.O.B. shipping point, which shipping point shall be at Licensor's place of business, which is currently in Phoenix, Arizona, or Illinois, in the case of the Powder. Title to the Licensed Products shall pass to Cosmar upon delivery to the carrier, and Licensor shall have no liability for any damage to or loss of the Licensed Products after the Licensed Products are delivered to the carrier with which the Licensed Products are shipped. If Cosmar so desires, Cosmar shall be responsible for obtaining insurance to cover the risk of loss or damage to the Licensed Products from and after the time Licensor delivers the goods to the carrier.

                           4.6 The anticipated date of shipment of all Licensed
Products ordered hereunder is within 30 days following the date Licensor receives an order for such goods. Licensor shall use its best efforts to meet this schedule. In any event, Licensor shall ship all Licensed Products ordered hereunder within 60 days following the date Licensor receives the order, the specific shipment date to be confirmed by Licensor to Cosmar within 10 days after the order is placed. Subject to Section 4.9, if at any time during the term hereof Licensed Products are not delivered within 60 days following receipt of any order, Licensor shall have ninety more days within which to either deliver all then delinquent Licensed Products or enter into an agreement with a third party reasonably acceptable to Cosmar (which may be Resler, who is acceptable to Cosmar), which third party shall by written agreement of assignment and assumption agree to perform all of Licensor's obligations hereunder ("New Supplier"). If within the aforementioned ninety day period Licensor has not delivered all then delinquent Licensed Product orders or appointed a New Supplier who has delivered all the Licensed Product within said 90 days as aforesaid, then Cosmar shall immediately thereupon have the right to manufacture or cause to have manufactured for its account the Licensed Products (or equivalents). Licensor shall use its best efforts, on an urgent basis, (i) to deliver to Cosmar true and complete copies of all formulas and the names and addresses of all suppliers and all other commercially useful information regarding the Licensed Products, and (ii) to do all other things necessary or desirable to facilitate Cosmar's immediate entry into and continued production of Licensed Products for its own account. In addition, from and after such time any and all obligations of Cosmar under Sections 4.2, 4.3, 4.4, 4.5 and 4.10 shall be suspended, and any and all obligations of Licensor under Sections 4.2, 4.3, 4.4, 4.5 and the first four sentences of this Section 4.6 shall be suspended, all subject to reinstatement as hereinafter provided. If at any time after Cosmar has commenced the manufacture of Licensed Products pursuant to
Section 4.6, Resler or Licensor desire to reinstate the obligations of Cosmar under Section 4 hereof, then Resler or Licensor shall have the right to do so upon ninety days' written notice to Cosmar. In lieu of furnishing this 90-day notice, Resler or Licensor may reinstate Cosmar's obligations immediately upon
(a) delivery to Cosmar of written assurances reasonably satisfactory to Cosmar of Resler or Licensor, as the case may be, as to the assumption of and performance by the assuring party of all of Cosmar's obligations with respect to the delivery of Licensed Products, including unfilled purchase orders, and (b) the cash purchase and payment by the assuring party of all equipment and the like purchased by Cosmar for the purpose of or used by Cosmar in the manufacture of
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Licensed Products. The purchase price for all of said property shall be Cosmar's depreciated cost. Reinstatement of Cosmar's obligations hereunder shall be subject to the concurrent reinstatement of Licensor's obligations hereunder. Trade secret and other confidential information disclosed hereunder to Cosmar will be maintained in strictest confidence and will be used only as contemplated hereby.

                           4.7 Except as hereinafter provided, Licensor
represents, covenants and agrees that all quantities of Licensed Products shall be free from defects in material, manufacturing and packaging at the point of delivery and shall indemnify Cosmar from and against any and all claims, demands, actions or causes of action of any kind or nature whatsoever concerning personal injury and/or property damages arising from any such defect. Should Cosmar be named as a party in any such action then Licensor shall also indemnify Cosmar for all of its reasonable costs and expenses in defending any such action. The foregoing representations, warranties and indemnifications shall not apply if or with respect to, as appropriate: (i) the Licensed Products have been subjected to misuse, negligence or accident as a result of any act or omission of Cosmar; (ii) the Licensed Products shall not be used in accordance with Licensor's written instructions; (iii) the Licensed Products shall have been altered or modified by Cosmar without the written approval of Licensor; or (iv) any other cause not within the control of Licensor shall result in any of the Licensed Products becoming defective or subjected to any of the foregoing. Except as set forth in this Section 4.7 and Section 8, Licensor makes no other representations or warranties, express or implied, with respect to the Licensed Products, and all such other representations and warranties are hereby expressly disclaimed and denied. The indemnifications contained in this Section 4.7 shall also not apply unless: (i) Cosmar notifies Licensor promptly in writing of the claim, (ii) Cosmar allows Licensor, at its sole cost and expense, to fully participate in the defense of such claim and (iii) Cosmar does not agree to any settlement of such claim without Licensor's written consent. At any time within thirty (30) days after Licensor is notified by Cosmar of a claim pursuant to clause (i) in the preceding sentence, and provided that Cosmar does not notify Licensor that Cosmar has determined, in the exercise of its reasonable discretion, that a conflict of interest makes separate representation by Cosmar's own counsel advisable, and provided further that Licensor is not in default under this Agreement and continues to perform its obligations under this Agreement, Licensor may elect to assume the defense of any such claim by notice to Cosmar, which notice shall confirm that Licensor is obligated to indemnify Cosmar with respect to such claim. Failure by Licensor to notify Cosmar of the Licensor's election to defend any such claim within thirty (30) days after notice thereof shall have been given to Licensor shall be deemed a waiver by Licensor of its right to defend such claim. If a responsive pleading is due before Licensor makes the election to defend, Cosmar shall take all action which is reasonably necessary to preserve the Licensor's right to defend the action (including but not limited to employing attorneys to, among other things, obtain an extension to reply or to reply to the responsive pleading). All reasonable expenses of Cosmar in taking such action shall be indemnified by Licensor. If Licensor assumes the defense of any claim, the obligations of Licensor hereunder as to such claim shall be limited to taking all steps necessary in the defense
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or settlement of such claim and to holding Cosmar harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement or any judgment in connection with such claim or litigation resulting therefrom. Cosmar shall retain the right to employ its own counsel and to participate in the defense of any claim, the defense of which has been assumed by Licensor pursuant hereto, but Cosmar shall bear its own costs and expenses in connection with such participation. For purposes of this Section 4.7, "Cosmar" shall mean Cosmar and each of its directors, officers, shareholders, employees, representatives, successors and assigns. Notwithstanding the foregoing, Licensor shall have no responsibility whatsoever for any damage to the Licensed Products in transit resulting from any act or omission occurring after delivery of the Licensed Products to the carrier with which the Licensed Products are shipped.

                           4.8 Licensor and Cosmar covenant and agree that each
will keep in force during the entire term of this Agreement product liability insurance, each policy for which shall name the other party as an additional insured thereunder. In the case of Licensor the amount of the combined single limit of liability shall be not less than $1,000,000 and in the case of Cosmar the minimum amount shall be $2,000,000. Licensor and Cosmar shall each provide to the other a certificate evidencing said insurance which prohibits cancellation, termination or modification without thirty (30) days's written notice to the named additional insured.

                           4.9 In the event only of war declared by the United
States Congress, strike, national or Phoenix, Arizona labor shortage, declared national state of emergency or state of emergency in the city or county of the place of business of Licensor any of its suppliers, fire, flood, famine, and failure of interstate transportation systems, or any order, direction, law or equivalent of the United States Government, or of any state or subdivision thereof or any other country or subdivision, which renders impossible the performance by Licensor of its obligations hereunder ("force majeure"), the obligations of Licensor's performance, except as set forth in the next sentence, shall be suspended during the continuance of such event of force majeure, and no liability for failure to perform during such suspension shall accrue. Notwithstanding the occurrence of an event of force majeure, Licensor shall use its reasonable best efforts to seek alternative means of performance on an interim basis and to resume performance of its obligations hereunder in accordance with their terms at the earliest time practicable; provided, however, that Licensor shall not be required by the foregoing to take any action requiring any material expenditure of funds or any exposure to liability so long as it presents to Cosmar the expenditure or exposure and Cosmar does not forthwith agree to pay or indemnify Licensor as to same. If Cosmar forthwith agrees to pay or indemnify Licensor as to same, then Licensor shall be required to take the subject action.

                           4.10 For the purpose of developing the market for and
promoting sales of Licensed Product, Cosmar covenants and agrees during each Royalty Year to expend or commit to expend on advertising (including cooperative advertising) and promotion an amount equal to at least the total Product Royalty payments made by Cosmar for such Royalty Year.
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                  5.       Royalty Payments.

                           5.1 Cosmar shall pay to Licensor in addition to the
consideration referred to in Section 4.3 hereof, royalties in the amounts and at the times hereinafter set forth. Commencing on July 15, 1991, and on the 15th day of each month thereafter until the expiration or earlier termination of this Agreement, Cosmar shall pay to Licensor a royalty of five percent (5%) of the Net Sale Price of all Licensed Product sold by Cosmar and any packaged products or kits sold by Cosmar in which Licensed Product is included ("Product Royalty") during the immediately preceding month (except for the first payment on July 15, 1991 which shall include Product Royalty accrued from the date hereof). Licensor specifically acknowledges Cosmar's right to include Licensed Product together with Cosmar's own products, such as nail tips, nail glue and nail file, in Cosmar's own acrylic sculpture kit to be marketed and sold in Cosmar's packaging and under its trademarks.

                           5.2 Licensed Product shall be considered as "sold"
when Licensed Product or products incorporating same are shipped to customers. Any Product Royalty paid on Licensed Product not accepted or returned by customers of Cosmar shall be credited against future Product Royalty payments accruing from Cosmar. The parties acknowledge that Licensed Product may be sold by Cosmar either incorporated with or without one or more Cosmar products not subject to this Agreement, that precise sales configurations are impossible to predict and may vary over the term of this Agreement, and that in any package or kit incorporating Licensed Product together with non-Licensed Product items, the Licensed Product is likely to represent the most valuable component thereof. In view of the foregoing, the parties have determined to adopt a single blended royalty rate. Licensor shall therefore be entitled to Product Royalty based on the Net Sale Price of each complete package or kit incorporating any Licensed Product, and no allocation shall be made as between the relative values of Licensed Product and any Cosmar product contained therein. All payments of Product Royalty shall be accompanied by a statement showing in reasonable detail the computation thereof. No Product Royalty payments shall be triggered solely by any bulk sale of the Licensed Product by Cosmar in connection with the cessation of sale of Licensed Product by Cosmar or the sale of Cosmar's business or the Licensed Product component of such business, so long as the purchaser under any such bulk sale has agreed to and does, in fact, accept assignment to it of, and assume, Cosmar's obligations under this Agreement; and, provided, that subsequent sales of unit(s) of such bulk-sold Licensed Product shall occasion payment of the Product Royalty. No Product Royalty payment shall be due Licensor on account of any Licensed Product given away (that is, without receipt by Cosmar of any payment for such Licensed Product) by Cosmar for promotional purposes.

                           5.3 Cosmar shall make Product Royalty payments due on
the 15th day after the end of each month, or the next business day if such 15th day is a Saturday, Sunday or a legal holiday, commencing with the month ending June 30, 1991. Unless and until otherwise notified in writing by Licensor, all payments to Licensor hereunder shall be made in person or by deposit on the date due in the United States
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mails, first-class postage prepaid, of Cosmar's check in the amount due, payable and addressed as follows: The Nail Consultants, Ltd., 1741 W. Rose Garden Lane, Suite 6, Phoenix, Arizona 85027 or to such other address as Licensor may from time-to-time specify in writing.

                           5.4 Notwithstanding payment of all Product Royalty,
the continued maintenance of the exclusivity of the license granted hereby shall be subject to payment by Cosmar of minimum annual royalties, payable pro rata on a quarterly basis, commencing September, 1991, according to the following schedule ("Minimum Royalty"):


                        Royalty Year          Minimum Annual Royalty
                        ------------          ----------------------
                             1                    $  25,000
                             2                       37,000
                             3                       50,000
                             4                       55,000
                             5                       60,500
                             6                       66,550
                             7                       73,205
                             8                       80,526
                             9                       88,578
                             10                      97,436
                     11 and thereafter              100,000


If the Product Royalty payment due for the last month of any quarter of any Royalty Year would not, when added to the sum of all Product Royalty payments made for all of the preceding months of the same Royalty Year, equal or exceed the pro rata Minimum Royalty then due at that point for that Royalty Year (the difference being hereinafter called the "Deficiency Amount"), then Cosmar, if it desires to maintain this Agreement in full force and effect, including the exclusivity of the license granted hereby, shall instead of paying only the Product Royalty amount then due, pay the entire Deficiency Amount.

                           5.5 If for any Royalty Year Licensor does not receive
royalty payments from Cosmar at least equal to the applicable Minimum Royalty, this Agreement shall be subject to termination by Licensor as provided in
Section 12 hereof; provided, however, that if Licensor receives from Cosmar royalty payments at least equal to $60,000 for any Royalty Year, then Licensor shall have no right to terminate this Agreement but only to notify Cosmar in writing within sixty (60) days after the last payment for any Royalty Year for which Licensor has not received from Cosmar at least $60,000 in total royalty payments, that its license thereunder shall be converted from an
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exclusive to a nonexclusive license. The proviso in the preceding sentence is intended solely for the benefit of Cosmar, and shall not apply in favor of any transferee of Cosmar's rights or obligations hereunder. This Agreement shall otherwise continue in full force and effect, except that if Licensor should grant a nonexclusive license to any other licensee to make, use and sell the Licensed Products, and any Improvements thereof, and to practice the Patented Process, and any Improvements thereof (which Improvements shall automatically become part of and be included in the Licensed Property), Cosmar shall have the option of having a similar nonexclusive license under the same terms and conditions granted to said other licensee under the Licensed Property, if it so desires. Licensor agrees to submit to Cosmar a copy of each such license hereinafter granted by Licensor to any other licensee.

                  6.       Audit of Product Royalty.

                           6.1 Licensor shall have the right to perform from
time to time in Licensor's sole reasonable discretion, an audit of the books and records of Cosmar by notifying Cosmar in writing of its desire to perform an audit thereof ("Payment Audit"). Licensor, or its authorized agent shall then have the right to examine, during Cosmar's regular business hours, all relevant books and records of Cosmar for the purpose of verifying the accuracy of the Product Royalty payment(s) or nonpayment(s). Cosmar agrees that it will at all times keep true and complete books of account containing a current record of all sales and other data in sufficient detail to enable the royalties payable under this Agreement to be computed and verified. If after any Payment Audit Licensor should conclude that Product Royalty paid to Licensor is less than the amount which should have been paid to Licensor for the period covered by the Payment Audit, then Licensor shall make a claim in writing upon Cosmar stating the aggregate amount of Product Royalty which should have been paid to Licensor for such period, the deficient amount due, and the date(s) upon which each such deficient amount was initially due. Cosmar shall within ten (10) business days after receipt of written notice of such claim either pay the aggregate amount of said deficiency, plus interest at the rate of ten percent (10%) per annum on the amount of the deficiency from the date(s) payment was initially due, or name an independent certified public accounting firm satisfactory to Licensor not previously retained by Licensor or Cosmar or any of their respective affiliates or affiliated persons to perform a new audit for the same period as was the subject of the Payment Audit (the "Independent Audit"). If Cosmar and Licensor cannot agree upon such a firm, then Cosmar may name such a firm from among the 50 largest national accounting firms or the 15 largest Los Angeles accounting firms (as shown in the latest Los Angeles Business Journal listing or other published source).

                           6.2 Within sixty (60) days after the naming of a firm
to perform the Independent Audit (the "Independent Firm"), the Independent Firm shall set the proper royalty payment for the audited period, including any interest due as hereinafter prescribed, and shall notify Licensor and Cosmar in writing of the amount. During the course of the Independent Audit, Licensor and Cosmar shall be entitled to make whatever timely submissions they reasonably desire to the Independent Firm. The determination

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of the Independent Firm shall be final and binding on the parties; provided, however, that in the event the determination depends upon an interpretation of this Agreement, such Independent Firm shall seek advice of counsel acceptable to the parties hereto, or the parties shall resolve any such disagreement about interpretation by submission to arbitration as provided hereunder.

                           6.3 After the royalty payment due as aforesaid has
been set, Cosmar shall immediately make payment of the amount due, plus interest at the rate of ten (10%) per annum from the date payment was initially due, all as determined by the Independent Firm.

                           6.4 All fees and expenses of any Payment Audit or
Independent Audit shall be paid by Licensor; provided, however, that if any additional amount claimed by Licensor, after any Payment Audit, is paid or payable by Cosmar and the additional amount paid or payable exceeds by more than three (3%) percent the amount previously paid by Cosmar with respect to the period audited, or is not paid and Cosmar does not name an Independent Firm as required above, or if the royalty which should have been paid during the audited period, as determined by the Independent Audit, is greater than the actual royalty payments made by Cosmar during the period audited, and the incremental amount exceeds by more than three percent (3%) the actual amount paid by Cosmar, then the reasonable fees and expenses of the Payment Audit and any Independent Audit shall be paid by Cosmar. Licensor shall be entitled to a maximum of one
(1) Payment Audit in any one Royalty Year; provided, however, that any Payment Audit the costs of which are required to be borne by Cosmar shall not count for purposes of the foregoing limitation.

                           6.5 During the Payment Audit, all periods covered by
this Agreement not previously the subject of a Payment Audit may be examined and no more. Notwithstanding any contrary provision herein, no firm which has previously performed an Independent Audit shall by virtue of that fact alone be disqualified from performing an Independent Audit.

                  7.       Improvements.

                  If during the term of this Agreement, Licensor makes any Improvement of the Licensed Products and/or the Patented Process, or becomes the owner of any new Improvements with respect thereto, then it shall communicate such Improvements to Cosmar and the same shall automatically become part of the Licensed Property and be within the scope of this Agreement without additional compensation.

                  8.       Representations and Warranties of Licensor.

                           Licensor represents and warrants that as of the date
of the execution of this Agreement:

                           8.1 Licensor has the exclusive right to use and
practice the inventions disclosed in the Patents, free and clear of any liens, encumbrances, licenses (other than Licensor's agreement with Ms. Resler and this Agreement) or, to the best of Licensor's knowledge, claims of any nature relating to or affecting Licensor's right to use and practice such inventions, and has made no agreement with respect to the Patents or Licensor's related know-how disclosed to Cosmar by Licensor hereunder (relating to the storage, shelf-life, packaging and marketing of Licensed Products) which is in conflict with this Agreement;

                           8.2 Except as previously disclosed to Cosmar in
writing, Licensor has received no notice, written or oral, of any action or claim with respect to the product safety or efficacy of any of the Licensed Product, either as a whole or as to any component thereof, nor has Licensor received any report relating to the same;

                           8.3 Licensor has not at any time filed, or caused to
be filed, applications for patents, or obtained in its name, or caused to be obtained in the name of others, any patents in the United States other than the Patents, or filed in any foreign country any patent or similar applications or registrations with respect to the Licensed Products, the Patented Process, or any Improvements thereof.

                  9.       Representations and Warranties of Cosmar.

                  Cosmar represents and warrants to Licensor as follows:

                           9.1 Cosmar is a corporation duly organized, validly
existing and in good standing under the laws of the State of California.

                           9.2 The execution, delivery and performance of this
Agreement by Cosmar have been duly authorized by all necessary corporate action. This Agreement has been duly executed by Cosmar and constitutes a valid and legally binding obligation of Cosmar enforceable against Cosmar in accordance with its terms, except to the extent that that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights, and subject to the effect of general principles of equity. Cosmar has obtained all necessary authorizations, consents, licenses and approvals, governmental and otherwise, presently required for the execution and delivery of this Agreement and performance of its obligations hereunder and is in compliance therewith in all material respects.

                           9.3 The execution, delivery and performance of this
Agreement by Cosmar in accordance with its terms will not, with or without the giving of notice of the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, claim or encumbrance on the assets of Cosmar or require the consent of any third party or governmental authority, pursuant to (i) any provision of the certificate of incorporation or by-laws of Seller or (ii) any franchise, mortgage, indenture or deed of trust or any lease, license or other agreement or any law, rule, regulation, order, judgment or decree to which Cosmar is a party or by which Cosmar (or any of its assets, properties, operations or businesses) may be bound, subject to or affected.

                           9.4 There are no material claims, legal actions,
arbitrations, governmental investigations or other legal or administrative or other proceedings, decrees or judgments in progress, pending or in effect, or to the knowledge of Cosmar threatened, against or relating to Cosmar, its properties, assets or business or the transactions contemplated by this Agreement, except for two product liability claims which have been tendered to Cosmar's insurance company, and which, even if resolved adversely to Cosmar, will not, individually, or together, have a material adverse effect on Cosmar's financial condition or its ability to perform its obligations under this Agreement.

                  10.      Marking.

                  Cosmar agrees that it will mark all Licensed Products made and/or sold by it with property patent notice as specified by applicable patent laws, namely, "Pat No. 4,626,428" and "Pat No. 4,669,491".

                  11.      Patent Litigation Involving Third Parties.

                           11.1 Provided that Cosmar has made substantially all
payments required to be made by it hereunder and is otherwise not in material default under this Agreement, Licensor shall defend solely at its own expense, and hold Cosmar harmless from and against any actions and claims brought by third parties against Licensor and/or Cosmar concerning Licensor's rights with respect to the Patents and its related know-how, or the right of Licensor to enter into this Agreement. The provisions of Section 4.7 of this Agreement relating to indemnification procedures, including, without limitation, Cosmar's obligation to give notice regarding claims and Licensor's right to defend, are hereby incorporated in full in this section as if fully set forth herein.

                           11.2 Provided that Cosmar has made substantially all
payments required to be made by it hereunder and is otherwise not in material default under this Agreement, Licensor shall defend solely at its own expense, and hold Cosmar harmless from and by third parties in the United States against Cosmar relating to Cosmar's exercise of any rights or licenses granted to it pursuant to this Agreement. The provisions of Section 4.7 of this Agreement relating to indemnification procedures, including, without limitation, Cosmar's obligation to give notice regarding claims and Licensor's right to defend, are hereby incorporated in full in this section as if fully set forth herein.

                           11.3 In the event either Licensor or Cosmar discovers
any infringement of the Patents or related know-how by a third party in the Licensed Markets, the other party shall be promptly notified of such infringement. Except as hereinafter provided, Licensor shall not create any controversy with an alleged infringer without Cosmar's prior written consent. Cosmar may, at its option and at its sole expense, through attorneys of its own selection, take appropriate action to terminate or prevent the infringement. In the event of any legal action initiated by or with the prior written consent of Cosmar and relating to an infringement by a third party of the Patents or related know-how in any of the Licensed Markets, all costs and expenses of such legal action shall be paid by Cosmar and all recoveries shall be retained by Cosmar. If Cosmar takes no action within one hundred twenty (120) days of the discovery of the infringement, then Licensor may, at its option and at its sole expense, take such action as it deems appropriate to protect its rights without interfering with or adversely affecting the benefits enjoyed by Cosmar hereunder. Each party, without cost or expense to itself, shall render all reasonable cooperation and assistance to the other in connection with any leal action brought by either party, including, without limitation, consenting to be named or joined as a party therein to the extent that either party may be deemed a necessary or indispensable party to a legal proceeding brought or proposed to be brought by the other party. The parties may jointly initiate any legal action upon such terms as they shall mutually agree.

                           11.4 In light of the fact that no foreign patent
applications or registrations were made by the inventor of the Licensed Products and the Patented Process, it is possible that Cosmar's foreign sale of Licensed Product may infringe upon the rights of one or more third parties in one or more foreign countries ("Foreign Infringement"). In the event of any claim or dispute between Cosmar and a third party regarding a Foreign Infringement, as a result of which Cosmar becomes obligated pursuant to a written instrument, a copy of which shall be furnished to Licensor, to make any payment, in the nature of a royalty, license fee or otherwise, then as to, but only to the extent of, sales of Licensed Product or similar product in the foreign country or countries affected, Cosmar shall be relieved of any obligation to Licensor under Sections
4.2 and 5 of this Agreement, notwithstanding the provisions thereof to the contrary; provided, however, that to the extent any such payments(s) in respect of a Foreign Infringement is less than the Product Royalty payment(s) that would otherwise be due, Cosmar shall make payment of the difference to Licensor when the same would otherwise be due, to the greatest extent reasonably practicable. The foregoing provisions shall not affect Licensor's obligations to defend Cosmar against a claim of Foreign Infringement pursuant to Section 11.2 above.

                  12.      Duration and Termination.

                           12.1 Unless otherwise terminated as hereinafter set
forth, this Agreement and the license granted hereby shall continue in full force and effect until the expiration date of the last of the Patents.

                           12.2 If Cosmar shall at any time default in rendering
any of the statements required hereunder, in the payment of any monies due hereunder, or in fulfilling any of the other material obligations hereof, and such default shall not be cured within 10 days, in the case of a monetary default, or 45 days in the case of a non-monetary default, after written notice thereof is giving by Licensor to Cosmar, Licensor shall have the right to terminate this Agreement by giving written notice of termination to Cosmar. Cosmar shall have the right to cure any such default up to the effective date of termination.

                           12.3 Licensor shall have the right to terminate this
Agreement by giving written notice of termination to Cosmar in the event of any one of the following, such termination being effective within 60 days of receipt of such notice, unless such event is cured within such 60 day period:

                                    (a) Insolvency or bankruptcy of Cosmar,
whether voluntary or involuntary;

                                    (b) Appointment of a trustee or receiver for
Cosmar; or

                                    (c) Any assignment by Cosmar for the benefit
of creditors.

                           12.4 In the event that substantially all claims of
the Patents are held invalid in an unappealed or unappealable decision of a court of competent jurisdiction, then Cosmar's obligation to make any payment of Product Royalty shall thereupon immediately cease and expire. This Agreement shall otherwise continue in full force and effect, with only Sections 5 and 6 hereof being excised herefrom; provided, however, that either party may at any time thereafter, at its sole discretion, elect to terminate this Agreement in its entirety upon ten (10) days' written notice to the other party.

                           12.5 The expiration or early termination of this
Agreement for any cause whatsoever shall in no manner interfere with, affect or prevent the collection by Licensor of any and all sums of money due to it under this Agreement. Upon the expiration or termination of this Agreement or any reason, Cosmar's payments required by Section 5, but not yet due, shall become due and payable as if such Agreement had not been terminated, including, but not limited to, payments on the sale of Cosmar's inventory of Licensed Product which Cosmar shall be entitled to continue to sell in the ordinary course of its business. Moreover, Cosmar shall have a limited, non-exclusive license (i) to complete work-in-process subsequent to the date of expiration or termination hereof, provided such work-in-process was undertaken prior to such date of expiration or termination, subject to payment of the Product Royalty which accrues on the sale of the Licensed Product resulting from the completion of said work-in-process; and (ii) to produce Licensed Product subsequent to the date of expiration or termination hereof if and as required to fulfill purchase orders or other commitments, provided that such purchase orders were accepted or such commitments made prior to such date of expiration or termination, subject to payment of the Product Royalty on the sale thereof. The foregoing does not confer upon Cosmar any right to manufacture Licensed Product.

                  13.      Miscellaneous.

                           13.1 Further Action. Each of the parties hereto
agrees that it will, at any time, and from time to time, after the date hereof, upon the request of the other party, do, execute, acknowledge and deliver, or will cause to be done, executed acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to effectuate the provisions and intent of this Agreement.

                           13.2 Notices. All notices, consents, requests,
demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail, return receipt requested, with first class postage prepaid as follows:

                           (a)      If to Cosmar, to:

                                    Cosmar Corporation
                                    16552 Burke Lane
                                    Huntington Beach, California  92647
                                    Attention:  Mr. Aldran H. LaJoie

                                    with a copy to:

                                    Reinstein, Pantell, Calkins & Rice
                                    11150 Santa Monica Boulevard
                                    Suite 400
                                    Los Angeles, California 90025
                                    Attention: Jeffrey M. Weiner, Esq.

                           (b)      If to Licensor, to:

                                    The Nail Consultants, Ltd.
                                    1741 W. Rose Garden Lane
                                    Suite 6
                                    Phoenix, Arizona 85027
                                    Attention: Ms. Renee Resler

                                    with a copy to:

                                    Robinson Silverman Pearce Aronsohn & Berman
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attention: Alan S. Pearce, Esq.

or to such other address as Cosmar or Licensor shall have last designated by notice to the other party. All notices mailed shall be deemed to have been given or received when actually received or when acceptance of such notice has been declined.

                           13.3 Modification. This Agreement contains the entire
agreement between the parties with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto. No course of prior dealings between the parties and no usage of the trade shall be relevant or admissible to supplement, explain or vary any of the terms of this Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No other representations, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

                           13.4 California Law to Govern. This Agreement shall
be governed by and construed and enforced in accordance with the laws of the State of California applied to agreements to be fully performed within the State of California.

                           13.5 Attorneys' Fees. In the event of any
controversy, dispute or claim arising out of, or relating to this Agreement, the prevailing party in any litigation or arbitration shall be entitled to receive reimbursement for all of its reasonably incurred attorneys' fees, costs and expenses of such litigation or arbitration. In the event of litigation or arbitration which results in a final judgment or award, the prevailing party shall be that party who obtains such judgment or award in its favor. A judgment or award shall be deemed final after all rights of appeal have been exhausted.

                           13.6 Arbitration. Any controversy, dispute or claim
arising out of, or relating to, this Agreement shall, unless resolved by agreement of the parties, be settled by arbitration in Los Angeles, California in accordance with the Rules of the American Arbitration Association then existing. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of California. For the purpose of enforcing an arbitration award granted herein or enforcing any other provisions or rights hereunder or connected hereto, the parties hereby agree and consent to in personam jurisdiction of the courts of the State of California, United States of America. The award rendered by the arbitrator(s) shall be final and judgment may be entered upon the award in any court of the State of California having jurisdiction of the matter.

                           13.7 Waiver. No waiver by either party hereto,
whether express or implied, of any of its rights under any provision of this Agreement at any particular time shall constitute a waiver of such party's rights under such provision at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by either party hereto to take any action against any breach of this Agreement or default by the other party hereto shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

                           13.8 Assignment. This Agreement shall inure to the
benefit of and be binding upon the parties hereto and upon their respective successors and assigns. Each party shall have the right freely to assign, transfer or subcontract this Agreement or any of its rights or obligations hereunder without the consent of the other party.

                           13.9 Severability. Any provisions of this Agreement
which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Agreement.

                           13.10 Relationship of the Parties. The parties hereto
are independent contractors and nothing contained in this Agreement shall be deemed or construed to create the relationship of partnership or joint venture or principal and agent or of any association or relationship between the parties other than that of independent licensor and licensee, and vendor and vendee of the Licensed Products.

                           13.11 Counterparts. This Agreement may be executed in
any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                           13.12 Expenses. Licensor and Cosmar shall each bear
their respective expenses in connection with the transactions herein contemplated.

                           13.13 Section Headings. Section headings shall not be
of any force or effect whatsoever in the interpretation of this Agreement and shall be deemed inserted and used solely for the convenience of the parties.

                           13.14 Counsel. The undersigned have carefully read
the foregoing and understand the provisions thereof, and, having consulted or had the opportunity to consult with their separate counsel, acknowledge that they have signed the same of their own free act and deed.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first herein written.


                                            COSMAR CORPORATION


                                            By   /s/ Aldran H. LaJoie
                                                ------------------------------
                                                     Aldran H. LaJoie
                                                     President




                                            THE NAIL CONSULTANTS, LTD.


                                            By   /s/ Renee Resler
                                                ------------------------------
                                                     Renee Resler
                                                     President